Filed Pursuant to Rule 433
Registration Statement No. 333-140279
June 15, 2007

HarborView Mortgage Pass-Through Certificates
Series 2007-4

Preliminary Marketing Materials

$[616,639,000] (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Mike McKeever	(203) 618-2237
Andrew Jewett	(203) 618-2473

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 618-6160

Analytics
Jim Doherty	(203) 618-5655
Jeff Traister	(203) 618-6160

Rating Agency Contacts

Fitch
Lori Samuels	(212) 908-0264

Moody’s
Anthony Deshetler	(201) 915-8306

Preliminary Term Sheet	Date Prepared: May [ ], 2007

HarborView Mortgage Loan Trust 2007-4

Mortgage Loan Pass-Through Certificates, Series 2007-4

$[616,639,000] (Approximate, Subject to +/- 20% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class	Balance ($)(1)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings Fitch/Moody’s
1A-1 (3)	$260,451,000	Not Marketed Hereby		Floater	Super Senior	June 2037	[AAA/Aaa]
2A-1 (3)	$369,983,000	3.20 / 3.45	1-103 / 1-209	Floater	Super Senior	June 2037	[AAA/Aaa]
2A-2(3)	$154,160,000	3.20 / 3.45	1-103 / 1-209	Floater	Senior Mezz	June 2037	[AAA/Aaa]
2A-3(3)	$92,496,000	3.20 / 3.45	1-103 / 1-209	Floater	Senior Mezz	June 2037	[AAA/Aaa]
B-1 (4)	$21,284,000	Not Marketed Hereby		Floater	Subordinate	June 2037	[AA+/Aa1]
B-2 (4)	$10,406,000			Floater	Subordinate	June 2037	[AA/Aa2]
B-3 (4)	$5,013,000			Floater	Subordinate	June 2037	[AA-/Aa3]
B-4 (4)	$4,919,000			Floater	Subordinate	June 2037	[A+/A2]
B-5 (4)	$4,541,000			Floater	Subordinate	June 2037	[A/A3]
B-6 (4)	$5,770,000			Floater	Subordinate	June 2037	[BBB+/Baa2]
B-7 (4)	$3,311,000			Floater	Subordinate	June 2037	[BBB/Baa3]
B-8 (4)	$6,049,000			Floater	Subordinate	June 2037	[BB/Ba2]

Total	$938,383,000

(1)
Distributions on the Class 1A-1 Certificates will be derived from the Group 1 Mortgage Loans (as described herein). Distributions on the Class 2A-1, 2A-2 and Class 2A-3 Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)	The WAL and Payment Windows to Call for the Offered Certificates are shown to the first possible Optional Termination Date (as described herein).

(3)
The Senior Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the Net WAC Cap and (iii) the hard cap of 10%.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the hard cap of 10%.

1

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Originators:
It is expected that at the end of the Pre-funding Period the originators accounting for more than 10% of the Mortgage Loans will be Paul Financial, LLC (25.01%), Plaza Home Mortgage Inc. (15.36%) and First Federal Bank of California (14.38%). At the end of the Pre-funding Period, it is expected that no other originator will account for more than 10% of the total Mortgage Loans.

Master Servicer:	Wells Fargo Bank, NA.

Servicers:
It is expected that at the end of the Pre-funding Period the only servicer accounting for more than 10% of the Mortgage Loans will be GMAC Mortgage, LLC (85.81%). At the end of the Pre-funding Period, it is expected that no other servicer will account for more than 10% of the total Mortgage Loans.

Trustee and Custodian:	Deutsche Bank National Trust Company.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Interest Rate Swap
Provider:	[TBD]

Additional Disclosure:
For additional disclosure on (a) the Originators and their Underwriting Guidelines, (b) the Master Servicer, (c) the Servicers, (d) the Custodian and Trustee and (e) the Interest Rate Swap Provider, refer to Exhibit A.

Rating Agencies:	Fitch and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on May 1, 2007, and (ii) the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	The week of May [21], 2007.

Closing Date:	June 14, 2007.

Distribution Date:	The 19th day of each month (or if such day is not a business day, the next succeeding business day), commencing in June 2007.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1 Certificates (the “Group 1 Certificates”) and the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates (the “Group 2 Certificates”). The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates. The Group 2 Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

The trust will also issue the Class C, Class P, Class ES and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

2

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests.

ERISA Eligibility:
The Certificates are expected to be ERISA eligible, provided the purchase and holding of such certificates are eligible for exemptive relief under an investor-based or statutory exemption. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Senior Certificates, the Class B-1, Class B-2 and Class B-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination
Date:
The terms of the transaction allow for the purchase by the Master Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date.

Pricing Prepayment
Speed:	25% CPR

Mortgage Loans:
The mortgage loans transferred to the trust on the Closing Date with an aggregate principal balance of approximately $711,865,583 (the “Initial Mortgage Loans”) and the mortgage loans transferred to the trust during the Pre-funding Period with an aggregate principal balance of approximately $234,090,154 (the “Subsequent Mortgage Loans”), consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $945,955,737 (the “Mortgage Loans”). The information set forth herein with respect to the mortgage loans, is expected to be representative of the characteristics of the mortgage loans that will be included in the trust. It is not expected that the initial principal balance (or notional balance) of any class of Offered Certificates (as shown on page 1) will increase or decrease by more than 20% by the Closing Date. Approximately 79.91% of the Mortgage Loans are Negative Amortization Loans as defined herein, for a portion of or the entire term of the loan. For more information please see attached collateral descriptions for the Initial Mortgage Loans and Mortgage Loans.

The “Group 1 Mortgage Loans” consist of conforming balance, adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $280,900,958. The “Group 2 Mortgage Loans” consist of conforming and non-conforming balance, adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $665,054,779. All of the Group 1 and Group 2 Mortgage Loans accrue interest at a mortgage rate which adjusts monthly, semi-annually or annually after an initial fixed rate.

Approximately 88.04% of the Mortgage Loans have an initial fixed rate period of approximately 60 months.

3

For approximately 79.91% of the Mortgage Loans, the borrower has various payment options, including a minimum payment, which may cause negative amortization. For approximately 79.94% of such Mortgage Loans, this minimum payment is available through the earlier of (a) the related first rate reset date and (b) the month the related principal balance is equal to the Negative Amortization Limit (the "Option Period"); in addition, each of these borrowers (i) has the option to make an interest only payment (at a fully-indexed interest rate) from the earlier of (a) generally the first rate reset date and (b) the month the loan's principal balance is equal to the Negative Amortization Limit through month 120 (the "IO Period") and (ii) is required to make fully amortizing principal and interest payments from month 121 through the final payment date. Substantially all of the payment option arm loans have a fixed interest rate and a fixed minimum payment for approximately 5 years.

For approximately 20.09% of the Mortgage Loans the borrower does not have various payment options.

Generally, all of the Mortgage Loans adjust based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”), One Year LIBOR (“One Year LIBOR”) or Six-Month LIBOR (“Six Month LIBOR”).

Negative Amortization
Loans:
“Negative Amortization Loans” are mortgage loans for which the minimum monthly payment amount for a term specified in the related mortgage note is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan. If a borrower elects to pay only the minimum monthly payment, the deficient interest amount is added to the unpaid principal balance of such mortgage loan. A borrower may elect to pay only the minimum monthly payment for a term specified in the related mortgage note subject to adjustment under the following conditions: (i) for those loans that allow for negative amortization during their adjustable rate period, the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) generally, for those loans that allow for negative amortization during their adjustable rate period, as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) for all Negative Amortization Loans, if the unpaid principal balance exceeds a percentage (generally 110%, 115%, 120%, 135%, 145%, or 155%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to either (a) amortize fully the then unpaid principal balance over the remaining term to maturity or (b) equal the interest only payment for such loan, calculated at the then applicable rate, based on the related Index rate and margin.

Pre-Funding Amount:
On the Closing Date, the Seller will deposit approximately $234,090,154 (the “Pre-funding Amount”), which will consist of approximately $84,422,461 deposited into an account (the “Group 1 Pre-Funding Account”) to purchase subsequent Group 1 Mortgage Loans, and approximately $149,667,693 deposited into an account (the “Group 2 Pre-Funding Account”) to purchase subsequent Group 2 Mortgage Loans; and together with the Group 1 Pre-Funding Account, (the “Pre-Funding Accounts”). Funds on deposit in the Pre-funding Accounts will be used from time to time to acquire Subsequent Mortgage Loans during the Pre-funding Period.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) August 29, 2007. If necessary, a capitalized interest account deposit will be made by the Depositor to cover any interest shortfalls during the Pre-funding Period.

To the extent that the trust does not fully use amounts on deposit in the Pre-funding Accounts to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the trust will apply the remaining amounts as a prepayment of principal to the related Offered Certificates on the Distribution Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Offered Certificates from amounts in the Pre-funding Accounts.

4

Net Mortgage Rate:
The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less a) the Trust Expense Fee Rate, and b) on or after the 121st Distribution Date, the Final Maturity Reserve Rate.

Net WAC:
The “Net WAC” for any distribution date equals the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related due period, weighted on the basis of their stated principal balances as of the first day of the related due period, provided however, that for the first two distribution dates only, such weighted average of the net loan rates of the mortgage loans shall be multiplied by the quotient of (i) the aggregate of the stated principal balances as of the first day of the related due period of the Mortgage Loans having scheduled payments that are included in determining available funds for such distribution date divided by (ii) the sum of (a) the aggregate of the stated principal balances of all of the Mortgage Loans as of the first day of the related due period plus (b) the amount on deposit in the Pre-Funding Accounts immediately prior to such distribution date.

Net WAC Cap:
The “Net WAC Cap” for the Certificates and any distribution date , will equal the product of (i) the excess, if any, of (a) the Net WAC over (b) the Net Swap Rate, multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.

Net Swap Rate:
The “Net Swap Rate” for any Distribution Date and any class of Offered Certificates, is the quotient of (i) the product of (a) the Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on or immediately before such Distribution Date, multiplied by (b) 12, divided (ii) by the aggregate of the Stated Principal Balances of the Mortgage Loans and any amounts on deposit in the Pre-Funding Accounts as of the first day of the related Due Period.

Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, Master Servicing Fee Rate, Credit Risk Manager Fee Rate and the LPMI Fee Rate, if any.

Servicing Fee Rate:
Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. Prior to the respective reset date for each Mortgage Loan, the servicing fee rate on approximately 16.43% of the Mortgage Loans will be 0.250% and the servicing on the remaining 83.57% of the mortgage loans will be 0.375%. After the respective reset date for each Mortgage Loan, the servicing fee rate on approximately 7.20% of the Mortgage Loans will be 0.250% and the servicing fee rate on the remaining 92.80% of the mortgage loans will be 0.375%.

Master Servicing Fee
Rate:	For each Mortgage Loan the Master Servicing Fee Rate will equal 0.0075%. The Custodian will be paid by the Master Servicer.

Credit Risk Manager Fee
Rate:	For each Mortgage Loan the Credit Risk Manager Fee Rate will equal 0.005%.

5

Basis Risk
Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:

(i)    the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)  interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Group 1 Adjusted Cap Rate” for the Class 1A-1 Certificates and for any Distribution Date equals the related Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans and any amount on deposit in the related Pre-Funding Accounts as of the first day of the related due period.

The “Group 2 Adjusted Cap Rate” for the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates and for any Distribution Date equals the related Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans and any amount on deposit in the related Pre-Funding Accounts as of the first day of the related due period.

The “Subordinate Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate for such Distribution Date, weighted in each case based on the applicable Subordinate Component for each mortgage loan group.

The “Subordinate Component” for either mortgage loan group and any Distribution Date is the excess, if any, of the aggregate principal balance of the related mortgage loans as of the first day of the related due period plus the amount on deposit in the Pre-Funding Account with respect to the related mortgage loan group over the aggregate certificate principal balance of the Senior Certificates related to such mortgage loan group immediately prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

6

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and mortgage loan group is the excess, if any, of Deferred Interest for the related due period and mortgage loan group over voluntary principal prepayments for the related prepayment period and mortgage loan group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class, of (i) the current interest accrued at the applicable pass-through rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The Net Deferred Interest allocable to each class of Certificates will reduce the amount of interest distributable on such class and such Net Deferred Interest will be added to the principal balance of such class of Certificates.

Credit Enhancement:	Series 2007-4 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination; and
4) Interest Rate Swap Agreement.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of (i) the sum of (a) the aggregate principal balance of the Initial Mortgage Loans and (b) amounts in the Pre-Funding Accounts over (ii) the aggregate principal balance of the Certificates, expressed as a percentage of the sum of the aggregate Mortgage Loan balance and amounts on deposit in the Pre-Funding Accounts. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.80% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date.

Interest Remittance
Amount:
For any Distribution Date and any mortgage loan group, the portion of the related available funds including monies for prepayments used to cover deferred interest for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in such mortgage loan group.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each Distribution Date is an amount equal to the lesser of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans and (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust. No deposit is required if the balance of the Mortgage Loans having 40-year original terms to maturity, on each Distribution Date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date.

7

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each Distribution Date on and after the Distribution Date in June 2017 (the “121st Distribution Date”) period up to the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, if the aggregate stated principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date (the “Final Maturity Reserve Amount Distribution Date”), the Trustee will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the Mortgage Loans.

Interest Rate Swap
Agreement:
On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein. Under the Interest Rate Swap Agreement, the Trust will be obligated to pay an amount equal to 5.420% per annum on the notional amount as set forth in the Interest Rate Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Interest Rate Swap Agreement from the Swap Provider (on an actual/360 basis), until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the Trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, provided that such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in December 2013.

Basis Risk Cap
Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Basis Risk Shortfalls on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.000% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date and (y) the aggregate balance of the Senior Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in April 2008.

8

Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:

(i)    prior to the Stepdown Date, [0.80]% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date;

(ii) on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:

(a)   [2.000]% of the current principal balance of the Mortgage Loans prior to the Distribution Date in June 2013 and [1.600]% of the current principal balance of the Mortgage Loans on or after the Distribution Date in June 2013;

(b) 0.50% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date (the “OC Floor”); and
(iii) during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
a. the Distribution Date occurring in June 2010; and

b.    the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates is greater than or equal to (i) prior to the Distribution Date in June 2013, approximately [18.199]% and (ii) on or after the Distribution Date in June 2013, approximately [14.559]%.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to June 2013 [40.00]% of the current Credit Enhancement Percentage of the Senior Certificates or (b) on or after June 2013 [40.00]% of the current Credit Enhancement Percentage of the Senior Certificates (ii) cumulative realized losses for the related Distribution Date as a percentage of the of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) amounts in the Pre-Funding Accounts as of the Closing Date for the related Distribution Date are greater than:

Distribution Date	Percentage
June 2009 - May 2010	[0.15]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter
June 2010 - May 2011	[0.40]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter
June 2011 - May 2012	[0.65]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
June 2012 - May 2013	[0.95]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
June 2013 - May 2014	[1.25]% for the first month plus an additional 1/12th of [0.10]% for each month thereafter
June 2014 and thereafter	[1.35]%

9

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (F/M)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before June 2013 or Stepdown Date	Target Credit Enhancement Percentage on or after June 2013 or Stepdown Date
Senior	[AAA/Aaa]	[7.279%]	[18.199%]	[14.559%]
B-1	[AA+/Aa1]	[5.029%]	[12.574%]	[10.059%]
B-2	[AA/Aa2]	[3.929%]	[9.824%]	[7.859%]
B-3	[AA-/Aa3]	[3.399%]	[8.499%]	[6.799%]
B-4	[A+/A2]	[2.879%]	[7.199%]	[5.759%]
B-5	[A/A3]	[2.399%]	[5.999%]	[4.799%]
B-6	[BBB+/Baa2]	[1.789%]	[4.474%]	[3.579%]
B-7	[BBB/Baa3]	[1.439%]	[3.599%]	[2.879%]
B-8	[BB/Ba2]	[0.800%]	[2.000%]	[1.600%]

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to Net Swap Payments received pursuant to the Interest Rate Swap Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1. Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1A-1 Certificates, until its class principal balance has been reduced to zero.

2.    Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates will be allocated sequentially, first to the Class 2A-3 Certificates, second to the Class 2A-2 Certificates, and third to the Class 2A-1 Certificates, in that order, until the related class principal balance has been reduced to zero.

10

Senior Principal
Distribution Amount:
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the sum of the Principal Distribution Amounts for each mortgage loan group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [81.801]% and thereafter approximately [85.441]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) minus the related OC Floor.

Group 1 Senior Principal
Distribution Amount:
The “Group 1 Senior Principal Distribution Amount” with respect to any distribution date is the product of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Group 1 principal remittance (reduced by any monies used to cover deferred interest) divided by the total principal remittance amount for such distribution date (reduced by any monies used to cover deferred interest).

Group 2 Senior Principal
Distribution Amount:
The “Group 2 Senior Principal Distribution Amount” with respect to any distribution date is the product of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Group 2 principal remittance (reduced by any monies used to cover deferred interest) divided by the total principal remittance amount for such distribution date (reduced by any monies used to cover deferred interest).

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [87.426]% and thereafter approximately [89.941]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

11

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [90.176]% and thereafter approximately [92.141]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 and Class B-2 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [91.501]% and thereafter approximately [93.201]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [92.801]% and thereafter approximately [94.241]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

12

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [94.001]% and thereafter approximately [95.201]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [95.526]% and thereafter approximately [96.421]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

13

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [96.401]% and thereafter approximately [97.121]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-8 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, [98.000]% and thereafter [98.400]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

14

Priority of
Distributions:
Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.     from the Interest Remittance Amount, net of servicing fees, master servicing fees, and credit risk manager fees, for deposit into the Swap Account, any Net Swap payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement);

2. on the 121st Distribution Date and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;

3.     from the Interest Remittance Amount for the related mortgage loan group, to the holders of the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1 Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1 Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated mortgage loan group to the extent it was not received from the related mortgage loan group;

4. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

5. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

6. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

7. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

8. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

9. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

10. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

11. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount; and

12. for application as part of Net Monthly Excess Cashflow for such Distribution Date.

15

Principal Distribution

(i)           On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.     first, for deposit into the Swap Account, any Net Swap payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement) to the extent not previously paid from the Interest Remittance Amount;

2. second, from the related Principal Distribution Amount as follows:

a. from the Principal Distribution Amount for group 1 to the Class 1A-1 Certificates until it’s Class Principal Balance is reduced to zero; and

b.    from the Principal Distribution Amount for group 2, on a pro-rata basis to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

3. third, from the Principal Distribution Amount for both mortgage loan groups:

a. first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

f. sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

g. seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero;

h. eighth, to the holders of Class B-8 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

i. ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

16

(ii)          On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.    first, for deposit into the Swap Account, any Net Swap payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement) to the extent not previously paid from the Interest Remittance Amount

2. second, from the Principal Distribution Amount, as follows:

a. from the Group 1 Senior Principal Distribution Amount to the Class 1A-1 Certificates until it’s Class Principal Balance is reduced to zero; and

b.    from the Group 2 Senior Principal Distribution Amount, on a pro-rata basis, to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

3. third, from the Principal Distribution Amount for both mortgage loan groups:

a. first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

b. second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

c. third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

d. fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

e. fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

f. sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;

g. seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount;

h. eighth, to the holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount; and

i. ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

17

Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.    as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.    as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

3. to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.    to pay the holders of Senior and Subordinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible servicing compensation on that Distribution Date;

5.    to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

6.    to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

7.   to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

8.    to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

9. to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

18

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:

(i) the net swap payments owed to the Swap Provider for such Distribution Date,

(ii) any net swap payments received from the Swap Provider for such Distribution Date,

(iii) any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, following the distribution of Net Monthly Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;

(iii) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iv) to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)  to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distributions” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi) to the Subordinate Certificates, sequentially, any remaining allocated realized loss amounts;

(vii)an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC carryover amount and second, to the Subordinate Certificates, sequentially.

(viii)if applicable, for purchase of a replacement interest rate swap agreement;

(ix)  to the Swap Provider, any unpaid Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event; and to the Class C Certificates, any amount deposited into the Swap Account

19

Interest Rate Swap Agreement Schedule

Period	Balance ($)	Strike (%)	Period	Balance ($)	Strike (%)
1	N/A	0.00	45	74,269,331.96	5.420
2	N/A	0.00	46	69,604,676.17	5.420
3	N/A	0.00	47	65,257,515.98	5.420
4	N/A	0.00	48	61,235,623.95	5.420
5	N/A	0.00	49	57,524,108.84	5.420
6	N/A	0.00	50	54,093,191.43	5.420
7	N/A	0.00	51	50,875,057.87	5.420
8	N/A	0.00	52	47,811,950.26	5.420
9	N/A	0.00	53	44,914,619.06	5.420
10	N/A	0.00	54	42,197,044.37	5.420
11	N/A	0.00	55	39,603,206.98	5.420
12	680,604,665.80	5.420	56	37,119,617.92	5.420
13	641,085,581.10	5.420	57	34,643,351.19	5.420
14	605,223,679.69	5.420	58	32,099,429.29	5.420
15	571,764,231.69	5.420	59	20,076,572.68	5.420
16	540,156,479.63	5.420	60	10,718,720.09	5.420
17	510,402,154.90	5.420	61	10,275,467.12	5.420
18	482,632,275.32	5.420	62	9,842,285.52	5.420
19	456,269,120.38	5.420	63	9,421,216.35	5.420
20	430,968,975.41	5.420	64	9,012,425.65	5.420
21	406,689,194.24	5.420	65	8,615,552.39	5.420
22	383,496,059.60	5.420	66	8,230,246.25	5.420
23	361,480,821.89	5.420	67	7,856,167.25	5.420
24	340,747,460.54	5.420	68	7,490,905.60	5.420
25	321,302,581.18	5.420	69	7,134,355.42	5.420
26	303,072,610.36	5.420	70	6,782,778.94	5.420
27	285,997,387.75	5.420	71	6,439,472.20	5.420
28	270,040,368.78	5.420	72	6,105,496.52	5.420
29	255,188,912.15	5.420	73	5,762,289.49	5.420
30	241,380,399.09	5.420	74	5,447,513.84	5.420
31	228,290,459.41	5.420	75	5,092,002.44	5.420
32	215,611,447.50	5.420	76	4,796,069.60	5.420
33	202,958,340.70	5.420	77	3,988,370.44	5.420
34	189,554,822.56	5.420	78	1,648,069.71	5.420
35	174,700,299.42	5.420	79	941,874.60	5.420
36	158,882,672.15	5.420
37	143,362,297.58	5.420
38	129,620,147.06	5.420
39	117,566,830.36	5.420
40	107,133,969.20	5.420
41	98,303,111.44	5.420
42	90,941,653.59	5.420
43	84,743,485.76	5.420
44	79,273,551.60	5.420

20

Basis Risk Cap Schedule
*The Basis Risk Cap Agreement will pay based on the lesser of the schedule below and the actual principal balance of the Senior Certificates for the related distribution date.

Period	Notional Balance ($)	Strike (%)	Ceiling (%)
1	N/A	N/A	N/A
2	920,871,691.22	6.35441	10.0000
3	901,368,907.81	6.35474	10.0000
4	882,285,294.73	6.58358	10.0000
5	863,611,672.33	6.35542	10.0000
6	845,339,024.78	6.58428	10.0000
7	827,458,530.53	6.36288	10.0000
8	809,961,147.77	6.37143	10.0000
9	792,837,546.83	6.84564	10.0000
10	776,077,425.06	6.37203	10.0000
11	759,676,423.64	6.60381	10.0000
12	N/A	N/A	N/A

21

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
121	25,182,193.33	181	10,026,249.81	241	3,873,936.29	301	1,418,512.67
122	24,802,866.94	182	9,871,464.27	242	3,811,637.21	302	1,393,996.04
123	24,429,134.79	183	9,718,988.91	243	3,750,285.71	303	1,369,863.99
124	24,060,915.28	184	9,568,789.84	244	3,689,867.76	304	1,346,110.72
125	23,698,127.96	185	9,420,833.63	245	3,630,369.53	305	1,322,730.52
126	23,340,693.53	186	9,275,087.35	246	3,571,777.37	306	1,299,717.81
127	22,988,533.89	187	9,131,518.53	247	3,514,077.84	307	1,277,067.03
128	22,641,572.02	188	8,990,095.21	248	3,457,257.72	308	1,254,772.74
129	22,299,732.07	189	8,850,785.87	249	3,401,303.96	309	1,232,829.57
130	21,962,939.24	190	8,713,559.45	250	3,346,203.71	310	1,211,232.24
131	21,631,119.87	191	8,578,385.33	251	3,291,944.30	311	1,189,975.52
132	21,304,201.32	192	8,445,233.37	252	3,238,513.24	312	1,169,054.30
133	20,982,112.03	193	8,314,073.84	253	3,185,898.26	313	1,148,463.49
134	20,664,781.47	194	8,184,877.47	254	3,134,087.21	314	1,128,198.13
135	20,352,140.15	195	8,057,615.36	255	3,083,068.18	315	1,108,253.29
136	20,044,119.56	196	7,932,259.11	256	3,032,829.38	316	1,088,624.15
137	19,740,652.22	197	7,808,780.68	257	2,983,359.24	317	1,069,305.93
138	19,441,671.60	198	7,687,152.45	258	2,934,646.32	318	1,050,293.94
139	19,147,112.15	199	7,567,347.21	259	2,886,679.38	319	1,031,583.55
140	18,856,909.27	200	7,449,338.12	260	2,839,447.32	320	1,013,170.19
141	18,570,999.31	201	7,333,098.79	261	2,792,939.20	321	995,049.38
142	18,289,319.50	202	7,218,603.16	262	2,747,144.27	322	977,216.71
143	18,011,808.05	203	7,105,825.55	263	2,702,051.91	323	959,667.79
144	17,738,404.00	204	6,994,740.69	264	2,657,651.69	324	942,398.34
145	17,469,047.32	205	6,885,323.66	265	2,613,933.27	325	925,404.13
146	17,203,678.84	206	6,777,549.90	266	2,570,886.52	326	908,680.98
147	16,942,240.25	207	6,671,395.21	267	2,528,501.44	327	892,224.78
148	16,684,674.07	208	6,566,835.75	268	2,486,768.18	328	876,031.51
149	16,430,923.69	209	6,463,848.01	269	2,445,677.00	329	860,097.16
150	16,180,933.29	210	6,362,408.83	270	2,405,218.37	330	844,417.79
151	15,934,647.89	211	6,262,495.41	271	2,365,382.84	331	828,989.57
152	15,692,013.27	212	6,164,085.26	272	2,326,161.13	332	813,808.65
153	15,452,976.03	213	6,067,156.22	273	2,287,544.09	333	798,871.29
154	15,217,483.52	214	5,971,686.46	274	2,249,522.68	334	784,173.79
155	14,985,483.91	215	5,877,654.45	275	2,212,088.03	335	769,712.50
156	14,756,926.05	216	5,785,039.01	276	2,175,231.39	336	755,483.82
157	14,531,759.58	217	5,693,819.23	277	2,138,944.12	337	741,484.23
158	14,309,934.86	218	5,603,974.53	278	2,103,217.74	338	727,710.23
159	14,091,402.97	219	5,515,484.63	279	2,068,043.84	339	714,158.40
160	13,876,115.71	220	5,428,329.52	280	2,033,414.19	340	700,825.33
161	13,664,025.56	221	5,342,489.52	281	1,999,320.66	341	687,707.71
162	13,455,085.72	222	5,257,945.21	282	1,965,755.23	342	674,802.25
163	13,249,250.03	223	5,174,677.46	283	1,932,710.00	343	662,105.71
164	13,046,473.05	224	5,092,667.43	284	1,900,177.21	344	649,614.91
165	12,846,709.96	225	5,011,896.54	285	1,868,149.17	345	637,326.71
166	12,649,916.62	226	4,932,346.50	286	1,836,618.36	346	625,238.01
167	12,456,049.52	227	4,853,999.25	287	1,805,577.31	347	613,345.76
168	12,265,065.76	228	4,776,837.03	288	1,775,018.70	348	601,646.97
169	12,076,923.13	229	4,700,842.33	289	1,744,935.32	349	590,138.68
170	11,891,579.94	230	4,625,997.90	290	1,715,320.02	350	578,817.96
171	11,708,995.19	231	4,552,286.73	291	1,686,165.82	351	567,681.96
172	11,529,128.43	232	4,479,692.05	292	1,657,465.80	352	556,727.84
173	11,351,939.82	233	4,408,197.37	293	1,629,213.14	353	545,952.81
174	11,177,390.09	234	4,337,786.41	294	1,601,401.15	354	535,354.15
175	11,005,440.53	235	4,268,443.13	295	1,574,023.21	355	524,929.14
176	10,836,053.02	236	4,200,151.76	296	1,547,072.81	356	514,675.11
177	10,669,189.97	237	4,132,896.70	297	1,520,543.54	357	504,589.45
178	10,504,814.36	238	4,066,662.63	298	1,494,429.07	358	494,669.57
179	10,342,889.68	239	4,001,434.44	299	1,468,723.18	359	484,912.91
180	10,183,379.98	240	3,937,197.21	300	1,443,419.73	360	475,316.99

22

HarborView Mortgage Loan Pass-Through Certificates 2007-4

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables were determined based on the assumptions listed below.

•	Each Loan Group of Mortgage Loans will have the characteristics set forth in the table below.

•	Distributions on the certificates are received, in cash, on the 19th day of each month, commencing in June 2007.

•	The mortgage loans prepay at the related constant percentages of CPR.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in June 2007 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in May 2007 and include 30 days' interest.

•
Scheduled monthly payments on the pre-funding mortgage loans are received on the first day of each month commencing in July 2007 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual pre-funding mortgage loans are received on the last day of each month commencing in June 2007 and include 30 days' interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity.

•	Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in the prospectus supplement.

•	The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in the prospectus supplement.

•	MTA, CMT, 1-Month LIBOR, 6-Month LIBOR and 1 Year LIBOR are 5.029%, 4.920%, 5.320%, 5.360% and 5.370%, respectively.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on June 14, 2007.

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1
WAL	5.75	4.18	3.20	2.55	1.72
Mod Durn 30360	4.42	3.40	2.71	2.21	1.55
Principal Window Begin	1	1	1	1	1
Principal Window End	173	131	103	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-1
WAL	6.11	4.48	3.45	2.76	1.88
Mod Durn 30360	4.56	3.54	2.84	2.34	1.66
Principal Window Begin	1	1	1	1	1
Principal Window End	311	256	209	174	124

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-2
WAL	5.75	4.18	3.20	2.55	1.72
Mod Durn 30360	4.42	3.39	2.70	2.21	1.55
Principal Window Begin	1	1	1	1	1
Principal Window End	173	131	103	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-2
WAL	6.11	4.48	3.45	2.76	1.88
Mod Durn 30360	4.55	3.53	2.84	2.34	1.65
Principal Window Begin	1	1	1	1	1
Principal Window End	311	256	209	174	124

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-3
WAL	5.75	4.18	3.20	2.55	1.72
Mod Durn 30360	4.40	3.39	2.70	2.21	1.55
Principal Window Begin	1	1	1	1	1
Principal Window End	173	131	103	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A-3
WAL	6.11	4.48	3.45	2.76	1.88
Mod Durn 30360	4.54	3.52	2.83	2.34	1.65
Principal Window Begin	1	1	1	1	1
Principal Window End	311	256	209	174	124

*Available Funds Schedule

Period	Available Funds Cap	Period	Available Funds Cap	Period	Available Funds Cap
1	N/A	41	10.00	81	10.00
2	10.00	42	10.00	82	10.00
3	10.00	43	10.00	83	10.00
4	10.00	44	10.00	84	10.00
5	10.00	45	10.00	85	10.00
6	10.00	46	10.00	86	10.00
7	10.00	47	10.00	87	10.00
8	10.00	48	10.00	88	10.00
9	10.00	49	10.00	89	10.00
10	10.00	50	10.00	90	10.00
11	10.00	51	10.00	91	10.00
12	10.00	52	10.00	92	10.00
13	10.00	53	10.00	93	10.00
14	10.00	54	10.00	94	10.00
15	10.00	55	10.00	95	10.00
16	10.00	56	10.00	96	10.00
17	10.00	57	10.00	97	10.00
18	10.00	58	10.00	98	10.00
19	10.00	59	10.00	99	10.00
20	10.00	60	10.00	100	10.00
21	10.00	61	10.00	101	10.00
22	10.00	62	10.00	102	10.00
23	10.00	63	10.00	103	10.00
24	10.00	64	10.00
25	10.00	65	10.00
26	10.00	66	10.00
27	10.00	67	10.00
28	10.00	68	10.00
29	10.00	69	10.00
30	10.00	70	10.00
31	10.00	71	10.00
32	10.00	72	10.00
33	10.00	73	10.00
34	10.00	74	10.00
35	10.00	75	10.00
36	10.00	76	10.00
37	10.00	77	10.00
38	10.00	78	10.00
39	10.00	79	10.00
40	10.00	80	10.00

* CMT, MTA, 1 Month LIBOR, 6 Month LIBOR and 1 Year LIBOR increase to 20% in the second period. There is a 30 day lookback period on the collateral.
* Subject to the 10% hard cap

Percent of Original Certificate Principal Balance Outstanding(1)

Class 2A-1, Class 2A-2 and Class 2A-3 Certificates
Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
May 19, 2008	87	82	76	71	60
May 19, 2009	76	67	58	49	34
May 19, 2010	66	53	43	33	18
May 19, 2011	56	42	32	24	13
May 19, 2012	47	33	24	17	8
May 19, 2013	39	26	18	12	5
May 19, 2014	34	22	14	9	3
May 19, 2015	28	17	10	6	1
May 19, 2016	24	14	8	4	1
May 19, 2017	20	11	6	3	*
May 19, 2018	17	9	4	2	0
May 19, 2019	14	7	3	1	0
May 19, 2020	12	5	2	*	0
May 19, 2021	10	4	1	*	0
May 19, 2022	8	3	1	0	0
May 19, 2023	6	2	*	0	0
May 19, 2024	5	2	*	0	0
May 19, 2025	4	1	0	0	0
May 19, 2026	3	1	0	0	0
May 19, 2027	3	*	0	0	0
May 19, 2028	2	*	0	0	0
May 19, 2029	1	0	0	0	0
May 19, 2030	1	0	0	0	0
May 19, 2031	1	0	0	0	0
May 19, 2032	*	0	0	0	0
May 19, 2033	0	0	0	0	0
May 19, 2034	0	0	0	0	0
May 19, 2035	0	0	0	0	0
May 19, 2036	0	0	0	0	0
May 19, 2037	0	0	0	0	0

Weighted Average Life	6.11	4.48	3.45	2.76	1.88
Years to Maturity	5.75	4.18	3.20	2.55	1.72
Years to Optional Termination
(1)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

HarborView Mortgage Pass-Through Certificates
Series 2007-4

Preliminary Marketing Materials

$55,244,000 (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Mike McKeever	(203) 618-2237
Andrew Jewett	(203) 618-2473

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 618-6160

Analytics
Jim Doherty	(203) 618-5655
Jeff Traister	(203) 618-6160

Rating Agency Contacts

Fitch
Lori Samuels	(212) 908-0264

Moody’s
Anthony Deshetler	(201) 915-8306

Preliminary Term Sheet Date Prepared: June 1, 2007

HarborView Mortgage Loan Trust 2007-4

Mortgage Loan Pass-Through Certificates, Series 2007-4

$55,244,000 (Approximate, Subject to +/- 20% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class	Balance ($)(1)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings Fitch/Moody’s
1A-1 (3)	$260,451,000	Not Marketed Hereby		Floater	Super Senior	June 2037	[AAA/Aaa]
2A-1 (3)	$369,983,000			Floater	Super Senior	June 2037	[AAA/Aaa]
2A-2(3)	$154,160,000			Floater	Senior Mezz	June 2037	[AAA/Aaa]
2A-3(3)	$92,496,000			Floater	Senior Mezz	June 2037	[AAA/Aaa]
B-1 (4)	$21,284,000	6.13 / 6.52	44 - 103 / 44 - 145	Floater	Subordinate	June 2037	[AA+/Aa1]
B-2 (4)	$10,406,000	6.12 / 6.42	44 - 103 / 44 - 131	Floater	Subordinate	June 2037	[AA/Aa2]
B-3 (4)	$5,013,000	6.12 / 6.33	44 - 103 / 44 - 121	Floater	Subordinate	June 2037	[AA-/Aa3]
B-4 (4)	$4,919,000	6.12 / 6.25	44 - 103 / 44 - 116	Floater	Subordinate	June 2037	[A+/A2]
B-5 (4)	$4,541,000	6.11 / 6.15	44 - 103 / 44 - 109	Floater	Subordinate	June 2037	[A/A3]
B-6 (4)	$5,770,000	5.97 / 5.97	44 - 101 / 44 - 101	Floater	Subordinate	June 2037	[BBB+/Baa2]
B-7 (4)	$3,311,000	5.73 / 5.73	44 - 89 / 44 - 89	Floater	Subordinate	June 2037	[BBB/Baa3]
B-8 (4)	$6,049,000			Floater	Subordinate	June 2037	[BB/Ba2]

Total	$938,383,000

(1)
Distributions on the Class 1A-1 Certificates will be derived from the Group 1 Mortgage Loans (as described herein). Distributions on the Class 2A-1, 2A-2 and Class 2A-3 Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)	The WAL and Payment Windows to Call for the Offered Certificates are shown to the first possible Optional Termination Date (as described herein).

(3)
The Senior Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the Net WAC Cap and (iii) the hard cap of 10%.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the related Net WAC Cap and (iii) the hard cap of 10%.

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Originators:
The originators accounting for more than 10% of the Mortgage Loans will be Paul Financial, LLC (25.01%), Plaza Home Mortgage Inc. (15.36%) and First Federal Bank of California (14.38%). It is expected that no other originator will account for more than 10% of the total Mortgage Loans.

Master Servicer:	Wells Fargo Bank, NA.

Servicers:
The only servicer accounting for more than 10% of the Mortgage Loans will be GMAC Mortgage, LLC (85.81%). It is expected that no other servicer will account for more than 10% of the total Mortgage Loans.

Trustee and Custodian:	Deutsche Bank National Trust Company.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company will be the Credit Risk Manager on 86% of the Mortgage Loans.

Interest Rate Swap
Provider:	[TBD]

Additional Disclosure:
For additional disclosure on (a) the Originators and their Underwriting Guidelines, (b) the Master Servicer, (c) the Servicers, (d) the Custodian and Trustee and (e) the Interest Rate Swap Provider, refer to Exhibit A.

Rating Agencies:	Fitch and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on May 1, 2007, and (ii) the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	The week of June 4, 2007.

Closing Date:	June 14, 2007.

Distribution Date:	The 19th day of each month (or if such day is not a business day, the next succeeding business day), commencing in June 2007.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1 Certificates (the “Group 1 Certificates”) and the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates (the “Group 2 Certificates”). The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates. The Subordinate Certificates (other than the Class B-8 Certificates) are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

The trust will also issue the Class C, Class P, Class ES and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests.

ERISA Eligibility:
The Certificates are expected to be ERISA eligible, provided the purchase and holding of such certificates are eligible for exemptive relief under an investor-based or statutory exemption. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Senior Certificates, the Class B-1, Class B-2 and Class B-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination
Date:
The terms of the transaction allow for the purchase by the Master Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment
Speed:	25% CPR

Mortgage Loans:
The mortgage loans transferred to the trust on the Closing Date with an aggregate principal balance of approximately $711,865,583 (the “Mortgage Loans”), consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $945,955,737 (the “Mortgage Loans”). The information set forth herein with respect to the mortgage loans, is expected to be representative of the characteristics of the mortgage loans that will be included in the trust. It is not expected that the initial principal balance (or notional balance) of any class of Offered Certificates (as shown on page 1) will increase or decrease by more than 20% by the Closing Date. Approximately 79.91% of the Mortgage Loans are Negative Amortization Loans as defined herein, for a portion of or the entire term of the loan. For more information please see attached collateral descriptions for the Mortgage Loans.

The “Group 1 Mortgage Loans” consist of conforming balance, adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $280,900,958. The “Group 2 Mortgage Loans” consist of conforming and non-conforming balance, adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $665,054,779. All of the Group 1 and Group 2 Mortgage Loans accrue interest at a mortgage rate which adjusts monthly, semi-annually or annually after an initial fixed rate.

Approximately 88.04% of the Mortgage Loans have an initial fixed rate period of approximately 60 months.

For approximately 79.91% of the Mortgage Loans, the borrower has various payment options, including a minimum payment, which may cause negative amortization. For approximately 79.94% of such Mortgage Loans, this minimum payment is available through the earlier of (a) the related first rate reset date and (b) the month the related principal balance is equal to the Negative Amortization Limit (the "Option Period"); in addition, each of these borrowers (i) has the option to make an interest only payment (at a fully-indexed interest rate) from the earlier of (a) generally the first rate reset date and (b) the month the loan's principal balance is equal to the Negative Amortization Limit through month 120 (the "IO Period") and (ii) is required to make fully amortizing principal and interest payments from month 121 through the final payment date. Substantially all of the payment option arm loans have a fixed interest rate and a fixed minimum payment for approximately 5 years.

For approximately 20.09% of the Mortgage Loans the borrower does not have various payment options.

Generally, all of the Mortgage Loans adjust based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”), One Year LIBOR (“One Year LIBOR”) or Six-Month LIBOR (“Six Month LIBOR”).

Negative Amortization
Loans:
“Negative Amortization Loans” are mortgage loans for which the minimum monthly payment amount for a term specified in the related mortgage note is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan. If a borrower elects to pay only the minimum monthly payment, the deficient interest amount is added to the unpaid principal balance of such mortgage loan. A borrower may elect to pay only the minimum monthly payment for a term specified in the related mortgage note subject to adjustment under the following conditions: (i) for those loans that allow for negative amortization during their adjustable rate period, the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) generally, for those loans that allow for negative amortization during their adjustable rate period, as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) for all Negative Amortization Loans, if the unpaid principal balance exceeds a percentage (generally 110%, 115%, 120%, 135%, 145%, or 155%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to either (a) amortize fully the then unpaid principal balance over the remaining term to maturity or (b) equal the interest only payment for such loan, calculated at the then applicable rate, based on the related Index rate and margin.

Net Mortgage Rate:
The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less a) the Trust Expense Fee Rate, and b) on or after the 121st Distribution Date, the Final Maturity Reserve Rate.

Net WAC:
The “Net WAC” for any distribution date equals the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related due period, weighted on the basis of their stated principal balances as of the first day of the related due period, provided however, that for the first two distribution dates only, such weighted average of the net loan rates of the mortgage loans shall be multiplied by the quotient of (i) the aggregate of the stated principal balances as of the first day of the related due period of the Mortgage Loans having scheduled payments that are included in determining available funds for such distribution date divided by (ii) the aggregate of the stated principal balances of all of the Mortgage Loans as of the first day of the related due period.

Net WAC Cap:
The “Net WAC Cap” for the Certificates and any distribution date , will equal the product of (i) the excess, if any, of (a) the Net WAC over (b) the Net Swap Rate, multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.

Net Swap Rate:
The “Net Swap Rate” for any Distribution Date and any class of Offered Certificates, is the quotient of (i) the product of (a) the Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on or immediately before such Distribution Date, multiplied by (b) 12, divided (ii) by the aggregate of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period.

Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, Master Servicing Fee Rate, Credit Risk Manager Fee Rate and the LPMI Fee Rate, if any.

Servicing Fee Rate:
Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. Prior to the respective reset date for each Mortgage Loan, the servicing fee rate on approximately 16.43% of the Mortgage Loans will be 0.250% and the servicing on the remaining 83.57% of the mortgage loans will be 0.375%. After the respective reset date for each Mortgage Loan, the servicing fee rate on approximately 7.20% of the Mortgage Loans will be 0.250% and the servicing fee rate on the remaining 92.80% of the mortgage loans will be 0.375%.

Master Servicing Fee
Rate:	For each Mortgage Loan the Master Servicing Fee Rate will equal 0.0075%. The Custodian will be paid by the Master Servicer.

Credit Risk Manager Fee
Rate:	For each Mortgage Loan the Credit Risk Manager Fee Rate will equal 0.005%.

Basis Risk
Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:

(i) the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii) interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Group 1 Adjusted Cap Rate” for the Class 1A-1 Certificates and for any Distribution Date equals the related Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the related due period.

The “Group 2 Adjusted Cap Rate” for the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates and for any Distribution Date equals the related Net WAC Cap computed by first reducing the related Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the related due period.

The “Subordinate Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate for such Distribution Date, weighted in each case based on the applicable Subordinate Component for each mortgage loan group.

The “Subordinate Component” for either mortgage loan group and any Distribution Date is the excess, if any, of the aggregate principal balance of the related mortgage loans as of the first day of the related due period over the aggregate certificate principal balance of the Senior Certificates related to such mortgage loan group immediately prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and mortgage loan group is the excess, if any, of Deferred Interest for the related due period and mortgage loan group over voluntary principal prepayments for the related prepayment period and mortgage loan group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class, of (i) the current interest accrued at the applicable pass-through rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The Net Deferred Interest allocable to each class of Certificates will reduce the amount of interest distributable on such class and such Net Deferred Interest will be added to the principal balance of such class of Certificates.

Credit Enhancement:	Series 2007-4 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination; and
4) Interest Rate Swap Agreement.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Certificates, expressed as a percentage of the aggregate Mortgage Loan balance. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Remittance
Amount:
For any Distribution Date and any mortgage loan group, the portion of the related available funds including monies for prepayments used to cover deferred interest for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in such mortgage loan group.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each Distribution Date is an amount equal to the lesser of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans and (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust. No deposit is required if the balance of the Mortgage Loans having 40-year original terms to maturity, on each Distribution Date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each Distribution Date on and after the Distribution Date in June 2017 (the “121st Distribution Date”) period up to the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, if the aggregate stated principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date (the “Final Maturity Reserve Amount Distribution Date”), the Trustee will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the Mortgage Loans.

Interest Rate Swap
Agreement:
On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein. Under the Interest Rate Swap Agreement, the Trust will be obligated to pay an amount equal to 5.420% per annum on the notional amount as set forth in the Interest Rate Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Interest Rate Swap Agreement from the Swap Provider (on an actual/360 basis), until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the Trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, provided that such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in December 2013.

Basis Risk Cap
Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Basis Risk Shortfalls on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.000% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date and (y) the aggregate balance of the Senior Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in April 2008.

Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:
(i) prior to the Stepdown Date, [0.80]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date;
(ii) on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:

(a) [2.000]% of the current principal balance of the Mortgage Loans prior to the Distribution Date in June 2013 and [1.600]% of the current principal balance of the Mortgage Loans on or after the Distribution Date in June 2013;

(b) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); and
(iii) during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
a. the Distribution Date occurring in June 2010; and

b. the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates is greater than or equal to (i) prior to the Distribution Date in June 2013, approximately [18.199]% and (ii) on or after the Distribution Date in June 2013, approximately [14.559]%.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to June 2013 [40.00]% of the current Credit Enhancement Percentage of the Senior Certificates or (b) on or after June 2013 [40.00]% of the current Credit Enhancement Percentage of the Senior Certificates (ii) cumulative realized losses for the related Distribution Date as a percentage of the of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage
June 2009 - May 2010	[0.15]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter
June 2010 - May 2011	[0.40]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter
June 2011 - May 2012	[0.65]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
June 2012 - May 2013	[0.95]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter
June 2013 - May 2014	[1.25]% for the first month plus an additional 1/12th of [0.10]% for each month thereafter
June 2014 and thereafter	[1.35]%

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (F/M)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before June 2013 or Stepdown Date	Target Credit Enhancement Percentage on or after June 2013 or Stepdown Date
Senior	[AAA/Aaa]	[7.279%]	[18.199%]	[14.559%]
B-1	[AA+/Aa1]	[5.029%]	[12.574%]	[10.059%]
B-2	[AA/Aa2]	[3.929%]	[9.824%]	[7.859%]
B-3	[AA-/Aa3]	[3.399%]	[8.499%]	[6.799%]
B-4	[A+/A2]	[2.879%]	[7.199%]	[5.759%]
B-5	[A/A3]	[2.399%]	[5.999%]	[4.799%]
B-6	[BBB+/Baa2]	[1.789%]	[4.474%]	[3.579%]
B-7	[BBB/Baa3]	[1.439%]	[3.599%]	[2.879%]
B-8	[BB/Ba2]	[0.800%]	[2.000%]	[1.600%]

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to Net Swap Payments received pursuant to the Interest Rate Swap Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1. Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1A-1 Certificates, until its class principal balance has been reduced to zero.

2.    Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates will be allocated sequentially, first to the Class 2A-3 Certificates, second to the Class 2A-2 Certificates, and third to the Class 2A-1 Certificates, in that order, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the sum of the Principal Distribution Amounts for each mortgage loan group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [81.801]% and thereafter approximately [85.441]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) minus the related OC Floor.

Group 1 Senior Principal
Distribution Amount:
The “Group 1 Senior Principal Distribution Amount” with respect to any distribution date is the product of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Group 1 principal remittance (reduced by any monies used to cover deferred interest) divided by the total principal remittance amount for such distribution date (reduced by any monies used to cover deferred interest).

Group 2 Senior Principal
Distribution Amount:
The “Group 2 Senior Principal Distribution Amount” with respect to any distribution date is the product of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Group 2 principal remittance (reduced by any monies used to cover deferred interest) divided by the total principal remittance amount for such distribution date (reduced by any monies used to cover deferred interest).

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [87.426]% and thereafter approximately [89.941]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [90.176]% and thereafter approximately [92.141]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 and Class B-2 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [91.501]% and thereafter approximately [93.201]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [92.801]% and thereafter approximately [94.241]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [94.001]% and thereafter approximately [95.201]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [95.526]% and thereafter approximately [96.421]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, approximately [96.401]% and thereafter approximately [97.121]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Class B-8 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, [98.000]% and thereafter [98.400]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the related OC Floor.

Priority of
Distributions:
Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.    from the Interest Remittance Amount, net of servicing fees, master servicing fees, and credit risk manager fees, for deposit into the Swap Account, any Net Swap payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement);

2. on the 121st Distribution Date and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;

3.    from the Interest Remittance Amount for the related mortgage loan group, to the holders of the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1 Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1 Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated mortgage loan group to the extent it was not received from the related mortgage loan group;

4. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

5. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

6. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

7. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

8. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

9. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

10. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

11. from the remaining Interest Remittance Amounts for both mortgage loan groups, to the holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount; and

12. for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Principal Distributions

(i)        On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.    first, for deposit into the Swap Account, any Net Swap payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement) to the extent not previously paid from the Interest Remittance Amount;

2. second, from the related Principal Distribution Amount as follows:

a. from the Principal Distribution Amount for group 1 to the Class 1A-1 Certificates until it’s Class Principal Balance is reduced to zero; and

b.    from the Principal Distribution Amount for group 2, on a pro-rata basis to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

3. third, from the Principal Distribution Amount for both mortgage loan groups:

a. first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

f. sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

g. seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero;

h. eighth, to the holders of Class B-8 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

i. ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

(ii)       On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.     first, for deposit into the Swap Account, any Net Swap payment or Swap Termination Payment (not due to a Swap Provider trigger event pursuant to the Swap Agreement) to the extent not previously paid from the Interest Remittance Amount

2. second, from the Principal Distribution Amount, as follows:

a. from the Group 1 Senior Principal Distribution Amount to the Class 1A-1 Certificates until it’s Class Principal Balance is reduced to zero; and

b.    from the Group 2 Senior Principal Distribution Amount, on a pro-rata basis, to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

3. third, from the Principal Distribution Amount for both mortgage loan groups:

a. first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

b. second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

c. third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

d. fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

e. fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

f. sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;

g. seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount;

h. eighth, to the holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount; and

i. ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.    as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.    as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

3. to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.    to pay the holders of Senior and Subordinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible servicing compensation on that Distribution Date;

5.    to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

6.    to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

7.    to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

8.    to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

9. to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i) the net swap payments owed to the Swap Provider for such Distribution Date,
(ii) any net swap payments received from the Swap Provider for such Distribution Date,
(iii) any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, following the distribution of Net Monthly Excess Cashflow, payments shall be distributed from the Swap Account as follows:
(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;
(ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;
(iii) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iv) to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)   to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distributions” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi) to the Subordinate Certificates, sequentially, any remaining allocated realized loss amounts;

(vii)an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC carryover amount and second, to the Subordinate Certificates, sequentially.

(viii)if applicable, for purchase of a replacement interest rate swap agreement;

(ix)  to the Swap Provider, any unpaid Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event; and to the Class C Certificates, any amount deposited into the Swap Account

Interest Rate Swap Agreement Schedule

Period	Balance ($)	Strike (%)	Period	Balance ($)	Strike (%)
1	N/A	0.00	45	74,269,331.96	5.420
2	N/A	0.00	46	69,604,676.17	5.420
3	N/A	0.00	47	65,257,515.98	5.420
4	N/A	0.00	48	61,235,623.95	5.420
5	N/A	0.00	49	57,524,108.84	5.420
6	N/A	0.00	50	54,093,191.43	5.420
7	N/A	0.00	51	50,875,057.87	5.420
8	N/A	0.00	52	47,811,950.26	5.420
9	N/A	0.00	53	44,914,619.06	5.420
10	N/A	0.00	54	42,197,044.37	5.420
11	N/A	0.00	55	39,603,206.98	5.420
12	680,604,665.80	5.420	56	37,119,617.92	5.420
13	641,085,581.10	5.420	57	34,643,351.19	5.420
14	605,223,679.69	5.420	58	32,099,429.29	5.420
15	571,764,231.69	5.420	59	20,076,572.68	5.420
16	540,156,479.63	5.420	60	10,718,720.09	5.420
17	510,402,154.90	5.420	61	10,275,467.12	5.420
18	482,632,275.32	5.420	62	9,842,285.52	5.420
19	456,269,120.38	5.420	63	9,421,216.35	5.420
20	430,968,975.41	5.420	64	9,012,425.65	5.420
21	406,689,194.24	5.420	65	8,615,552.39	5.420
22	383,496,059.60	5.420	66	8,230,246.25	5.420
23	361,480,821.89	5.420	67	7,856,167.25	5.420
24	340,747,460.54	5.420	68	7,490,905.60	5.420
25	321,302,581.18	5.420	69	7,134,355.42	5.420
26	303,072,610.36	5.420	70	6,782,778.94	5.420
27	285,997,387.75	5.420	71	6,439,472.20	5.420
28	270,040,368.78	5.420	72	6,105,496.52	5.420
29	255,188,912.15	5.420	73	5,762,289.49	5.420
30	241,380,399.09	5.420	74	5,447,513.84	5.420
31	228,290,459.41	5.420	75	5,092,002.44	5.420
32	215,611,447.50	5.420	76	4,796,069.60	5.420
33	202,958,340.70	5.420	77	3,988,370.44	5.420
34	189,554,822.56	5.420	78	1,648,069.71	5.420
35	174,700,299.42	5.420	79	941,874.60	5.420
36	158,882,672.15	5.420
37	143,362,297.58	5.420
38	129,620,147.06	5.420
39	117,566,830.36	5.420
40	107,133,969.20	5.420
41	98,303,111.44	5.420
42	90,941,653.59	5.420
43	84,743,485.76	5.420
44	79,273,551.60	5.420

Basis Risk Cap Schedule
*The Basis Risk Cap Agreement will pay based on the lesser of the schedule below and the actual principal balance of the Senior Certificates for the related distribution date.

Period	Notional Balance ($)	Strike (%)	Ceiling (%)
1	N/A	N/A	N/A
2	920,871,691.22	6.35441	10.0000
3	901,368,907.81	6.35474	10.0000
4	882,285,294.73	6.58358	10.0000
5	863,611,672.33	6.35542	10.0000
6	845,339,024.78	6.58428	10.0000
7	827,458,530.53	6.36288	10.0000
8	809,961,147.77	6.37143	10.0000
9	792,837,546.83	6.84564	10.0000
10	776,077,425.06	6.37203	10.0000
11	759,676,423.64	6.60381	10.0000
12	N/A	N/A	N/A

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
121	25,182,193.33	181	10,026,249.81	241	3,873,936.29	301	1,418,512.67
122	24,802,866.94	182	9,871,464.27	242	3,811,637.21	302	1,393,996.04
123	24,429,134.79	183	9,718,988.91	243	3,750,285.71	303	1,369,863.99
124	24,060,915.28	184	9,568,789.84	244	3,689,867.76	304	1,346,110.72
125	23,698,127.96	185	9,420,833.63	245	3,630,369.53	305	1,322,730.52
126	23,340,693.53	186	9,275,087.35	246	3,571,777.37	306	1,299,717.81
127	22,988,533.89	187	9,131,518.53	247	3,514,077.84	307	1,277,067.03
128	22,641,572.02	188	8,990,095.21	248	3,457,257.72	308	1,254,772.74
129	22,299,732.07	189	8,850,785.87	249	3,401,303.96	309	1,232,829.57
130	21,962,939.24	190	8,713,559.45	250	3,346,203.71	310	1,211,232.24
131	21,631,119.87	191	8,578,385.33	251	3,291,944.30	311	1,189,975.52
132	21,304,201.32	192	8,445,233.37	252	3,238,513.24	312	1,169,054.30
133	20,982,112.03	193	8,314,073.84	253	3,185,898.26	313	1,148,463.49
134	20,664,781.47	194	8,184,877.47	254	3,134,087.21	314	1,128,198.13
135	20,352,140.15	195	8,057,615.36	255	3,083,068.18	315	1,108,253.29
136	20,044,119.56	196	7,932,259.11	256	3,032,829.38	316	1,088,624.15
137	19,740,652.22	197	7,808,780.68	257	2,983,359.24	317	1,069,305.93
138	19,441,671.60	198	7,687,152.45	258	2,934,646.32	318	1,050,293.94
139	19,147,112.15	199	7,567,347.21	259	2,886,679.38	319	1,031,583.55
140	18,856,909.27	200	7,449,338.12	260	2,839,447.32	320	1,013,170.19
141	18,570,999.31	201	7,333,098.79	261	2,792,939.20	321	995,049.38
142	18,289,319.50	202	7,218,603.16	262	2,747,144.27	322	977,216.71
143	18,011,808.05	203	7,105,825.55	263	2,702,051.91	323	959,667.79
144	17,738,404.00	204	6,994,740.69	264	2,657,651.69	324	942,398.34
145	17,469,047.32	205	6,885,323.66	265	2,613,933.27	325	925,404.13
146	17,203,678.84	206	6,777,549.90	266	2,570,886.52	326	908,680.98
147	16,942,240.25	207	6,671,395.21	267	2,528,501.44	327	892,224.78
148	16,684,674.07	208	6,566,835.75	268	2,486,768.18	328	876,031.51
149	16,430,923.69	209	6,463,848.01	269	2,445,677.00	329	860,097.16
150	16,180,933.29	210	6,362,408.83	270	2,405,218.37	330	844,417.79
151	15,934,647.89	211	6,262,495.41	271	2,365,382.84	331	828,989.57
152	15,692,013.27	212	6,164,085.26	272	2,326,161.13	332	813,808.65
153	15,452,976.03	213	6,067,156.22	273	2,287,544.09	333	798,871.29
154	15,217,483.52	214	5,971,686.46	274	2,249,522.68	334	784,173.79
155	14,985,483.91	215	5,877,654.45	275	2,212,088.03	335	769,712.50
156	14,756,926.05	216	5,785,039.01	276	2,175,231.39	336	755,483.82
157	14,531,759.58	217	5,693,819.23	277	2,138,944.12	337	741,484.23
158	14,309,934.86	218	5,603,974.53	278	2,103,217.74	338	727,710.23
159	14,091,402.97	219	5,515,484.63	279	2,068,043.84	339	714,158.40
160	13,876,115.71	220	5,428,329.52	280	2,033,414.19	340	700,825.33
161	13,664,025.56	221	5,342,489.52	281	1,999,320.66	341	687,707.71
162	13,455,085.72	222	5,257,945.21	282	1,965,755.23	342	674,802.25
163	13,249,250.03	223	5,174,677.46	283	1,932,710.00	343	662,105.71
164	13,046,473.05	224	5,092,667.43	284	1,900,177.21	344	649,614.91
165	12,846,709.96	225	5,011,896.54	285	1,868,149.17	345	637,326.71
166	12,649,916.62	226	4,932,346.50	286	1,836,618.36	346	625,238.01
167	12,456,049.52	227	4,853,999.25	287	1,805,577.31	347	613,345.76
168	12,265,065.76	228	4,776,837.03	288	1,775,018.70	348	601,646.97
169	12,076,923.13	229	4,700,842.33	289	1,744,935.32	349	590,138.68
170	11,891,579.94	230	4,625,997.90	290	1,715,320.02	350	578,817.96
171	11,708,995.19	231	4,552,286.73	291	1,686,165.82	351	567,681.96
172	11,529,128.43	232	4,479,692.05	292	1,657,465.80	352	556,727.84
173	11,351,939.82	233	4,408,197.37	293	1,629,213.14	353	545,952.81
174	11,177,390.09	234	4,337,786.41	294	1,601,401.15	354	535,354.15
175	11,005,440.53	235	4,268,443.13	295	1,574,023.21	355	524,929.14
176	10,836,053.02	236	4,200,151.76	296	1,547,072.81	356	514,675.11
177	10,669,189.97	237	4,132,896.70	297	1,520,543.54	357	504,589.45
178	10,504,814.36	238	4,066,662.63	298	1,494,429.07	358	494,669.57
179	10,342,889.68	239	4,001,434.44	299	1,468,723.18	359	484,912.91
180	10,183,379.98	240	3,937,197.21	300	1,443,419.73	360	475,316.99

HarborView Mortgage Loan Pass-Through
Certificates 2007-4

Preliminary Marketing Materials

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables were determined based on the assumptions listed below.

•	Each Loan Group of Mortgage Loans will have the characteristics set forth in the table below.

•	Distributions on the certificates are received, in cash, on the 19th day of each month, commencing in June 2007.

•	The mortgage loans prepay at the related constant percentages of CPR.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in June 2007 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in May 2007 and include 30 days' interest.

•
Scheduled monthly payments on the pre-funding mortgage loans are received on the first day of each month commencing in July 2007 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual pre-funding mortgage loans are received on the last day of each month commencing in June 2007 and include 30 days' interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity.

•	Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in the prospectus supplement.

•	The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in the prospectus supplement.

•	MTA, CMT, 1-Month LIBOR, 6-Month LIBOR and 1 Year LIBOR are 5.029%, 4.920%, 5.320%, 5.360% and 5.370%, respectively.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on June 14, 2007.

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-1
WAL	9.93	7.66	6.13	5.02	3.81
Mod Durn 30360	7.13	5.90	4.93	4.18	3.30
Principal Window Begin	74	58	44	37	39
Principal Window End	173	131	103	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-1
WAL	10.51	8.14	6.52	5.35	4.10
Mod Durn 30360	7.35	6.12	5.15	4.38	3.50
Principal Window Begin	74	58	44	37	39
Principal Window End	236	182	145	119	83

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-2
WAL	9.92	7.66	6.12	5.01	3.78
Mod Durn 30360	7.05	5.84	4.90	4.15	3.26
Principal Window Begin	73	58	44	37	38
Principal Window End	173	131	103	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-2
WAL	10.36	8.01	6.42	5.26	4.02
Mod Durn 30360	7.21	6.01	5.06	4.30	3.43
Principal Window Begin	73	58	44	37	38
Principal Window End	215	165	131	107	75

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-3
WAL	9.92	7.65	6.12	5.01	3.76
Mod Durn 30360	6.97	5.79	4.86	4.12	3.23
Principal Window Begin	73	58	44	37	38
Principal Window End	173	131	103	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-3
WAL	10.24	7.91	6.33	5.19	3.98
Mod Durn 30360	7.09	5.91	4.98	4.23	3.39
Principal Window Begin	73	58	44	37	38
Principal Window End	200	153	121	98	73

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-4
WAL	9.92	7.64	6.12	5.01	3.76
Mod Durn 30360	6.80	5.67	4.78	4.06	3.19
Principal Window Begin	73	58	44	37	38
Principal Window End	173	131	103	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-4
WAL	10.12	7.81	6.25	5.13	3.94
Mod Durn 30360	6.87	5.74	4.85	4.13	3.32
Principal Window Begin	73	58	44	37	38
Principal Window End	192	146	116	94	71

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-5
WAL	9.91	7.64	6.11	5.01	3.76
Mod Durn 30360	6.70	5.60	4.73	4.03	3.17
Principal Window Begin	73	58	44	37	38
Principal Window End	173	131	103	83	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-5
WAL	9.97	7.68	6.15	5.04	3.88
Mod Durn 30360	6.72	5.62	4.75	4.05	3.26
Principal Window Begin	73	58	44	37	38
Principal Window End	182	138	109	88	67

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-6
WAL	9.70	7.48	5.97	4.90	3.72
Mod Durn 30360	6.50	5.44	4.59	3.91	3.10
Principal Window Begin	73	58	44	37	37
Principal Window End	170	129	101	82	58

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-6
WAL	9.70	7.48	5.97	4.90	3.75
Mod Durn 30360	6.50	5.44	4.59	3.91	3.12
Principal Window Begin	73	58	44	37	37
Principal Window End	170	129	101	82	63

Weighted Average Lives	(To Call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-7
WAL	9.33	7.17	5.73	4.82	3.61
Mod Durn 30360	5.87	4.95	4.18	3.61	2.85
Principal Window Begin	73	58	44	37	37
Principal Window End	152	114	89	73	56

	(To Maturity)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
B-7
WAL	9.33	7.17	5.73	4.82	3.61
Mod Durn 30360	5.87	4.95	4.18	3.61	2.85
Principal Window Begin	73	58	44	37	37
Principal Window End	152	114	89	73	56

*Available Funds Schedule

Period	Available Funds Cap	Period	Available Funds Cap	Period	Available Funds Cap
1	N/A	41	10.00	81	10.00
2	10.00	42	10.00	82	10.00
3	10.00	43	10.00	83	10.00
4	10.00	44	10.00	84	10.00
5	10.00	45	10.00	85	10.00
6	10.00	46	10.00	86	10.00
7	10.00	47	10.00	87	10.00
8	10.00	48	10.00	88	10.00
9	10.00	49	10.00	89	10.00
10	10.00	50	10.00	90	10.00
11	10.00	51	10.00	91	10.00
12	10.00	52	10.00	92	10.00
13	10.00	53	10.00	93	10.00
14	10.00	54	10.00	94	10.00
15	10.00	55	10.00	95	10.00
16	10.00	56	10.00	96	10.00
17	10.00	57	10.00	97	10.00
18	10.00	58	10.00	98	10.00
19	10.00	59	10.00	99	10.00
20	10.00	60	10.00	100	10.00
21	10.00	61	10.00	101	10.00
22	10.00	62	10.00	102	10.00
23	10.00	63	10.00	103	10.00
24	10.00	64	10.00
25	10.00	65	10.00
26	10.00	66	10.00
27	10.00	67	10.00
28	10.00	68	10.00
29	10.00	69	10.00
30	10.00	70	10.00
31	10.00	71	10.00
32	10.00	72	10.00
33	10.00	73	10.00
34	10.00	74	10.00
35	10.00	75	10.00
36	10.00	76	10.00
37	10.00	77	10.00
38	10.00	78	10.00
39	10.00	79	10.00
40	10.00	80	10.00

* CMT, MTA, 1 Month LIBOR, 6 Month LIBOR and 1 Year LIBOR increase by 20% in the second period. There is a 30 day lookback period on the collateral.
* Subject to the 10% hard cap

Percent of Original Certificate Principal Balance Outstanding(1)

Class B-1 Certificates
Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
May 19, 2008	100	100	100	100	100
May 19, 2009	100	100	100	100	100
May 19, 2010	100	100	100	100	100
May 19, 2011	100	100	92	70	38
May 19, 2012	100	96	69	49	23
May 19, 2013	100	77	52	34	14
May 19, 2014	75	49	31	19	0
May 19, 2015	63	39	23	13	0
May 19, 2016	54	31	17	8	0
May 19, 2017	45	25	13	0	0
May 19, 2018	38	19	9	0	0
May 19, 2019	31	15	*	0	0
May 19, 2020	26	12	0	0	0
May 19, 2021	21	8	0	0	0
May 19, 2022	18	1	0	0	0
May 19, 2023	15	0	0	0	0
May 19, 2024	12	0	0	0	0
May 19, 2025	9	0	0	0	0
May 19, 2026	3	0	0	0	0
May 19, 2027	0	0	0	0	0
May 19, 2028	0	0	0	0	0
May 19, 2029	0	0	0	0	0
May 19, 2030	0	0	0	0	0
May 19, 2031	0	0	0	0	0
May 19, 2032	0	0	0	0	0
May 19, 2033	0	0	0	0	0
May 19, 2034	0	0	0	0	0
May 19, 2035	0	0	0	0	0
May 19, 2036	0	0	0	0	0
May 19, 2037	0	0	0	0	0

Weighted Average Life	10.51	8.14	6.52	5.35	4.10
Years to Maturity	9.93	7.66	6.13	5.02	3.81
Years to Optional Termination
(1)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

Percent of Original Certificate Principal Balance Outstanding(1)

Class B-2 Certificates
Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
May 19, 2008	100	100	100	100	100
May 19, 2009	100	100	100	100	100
May 19, 2010	100	100	100	100	100
May 19, 2011	100	100	92	70	38
May 19, 2012	100	96	69	49	23
May 19, 2013	100	77	52	34	14
May 19, 2014	75	49	31	19	0
May 19, 2015	63	39	23	13	0
May 19, 2016	54	31	17	0	0
May 19, 2017	45	25	13	0	0
May 19, 2018	38	19	0	0	0
May 19, 2019	31	15	0	0	0
May 19, 2020	26	9	0	0	0
May 19, 2021	21	0	0	0	0
May 19, 2022	18	0	0	0	0
May 19, 2023	15	0	0	0	0
May 19, 2024	9	0	0	0	0
May 19, 2025	0	0	0	0	0
May 19, 2026	0	0	0	0	0
May 19, 2027	0	0	0	0	0
May 19, 2028	0	0	0	0	0
May 19, 2029	0	0	0	0	0
May 19, 2030	0	0	0	0	0
May 19, 2031	0	0	0	0	0
May 19, 2032	0	0	0	0	0
May 19, 2033	0	0	0	0	0
May 19, 2034	0	0	0	0	0
May 19, 2035	0	0	0	0	0
May 19, 2036	0	0	0	0	0
May 19, 2037	0	0	0	0	0

Weighted Average Life	10.36	8.01	6.42	5.26	4.02
Years to Maturity	9.92	7.66	6.12	5.01	3.78
Years to Optional Termination
(2)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

Percent of Original Certificate Principal Balance Outstanding(1)

Class B-3 Certificates
Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
May 19, 2008	100	100	100	100	100
May 19, 2009	100	100	100	100	100
May 19, 2010	100	100	100	100	100
May 19, 2011	100	100	92	70	38
May 19, 2012	100	96	69	49	23
May 19, 2013	100	77	52	34	7
May 19, 2014	75	49	31	19	0
May 19, 2015	63	39	23	5	0
May 19, 2016	54	31	17	0	0
May 19, 2017	45	25	2	0	0
May 19, 2018	38	19	0	0	0
May 19, 2019	31	15	0	0	0
May 19, 2020	26	0	0	0	0
May 19, 2021	21	0	0	0	0
May 19, 2022	18	0	0	0	0
May 19, 2023	13	0	0	0	0
May 19, 2024	0	0	0	0	0
May 19, 2025	0	0	0	0	0
May 19, 2026	0	0	0	0	0
May 19, 2027	0	0	0	0	0
May 19, 2028	0	0	0	0	0
May 19, 2029	0	0	0	0	0
May 19, 2030	0	0	0	0	0
May 19, 2031	0	0	0	0	0
May 19, 2032	0	0	0	0	0
May 19, 2033	0	0	0	0	0
May 19, 2034	0	0	0	0	0
May 19, 2035	0	0	0	0	0
May 19, 2036	0	0	0	0	0
May 19, 2037	0	0	0	0	0

Weighted Average Life	10.24	7.91	6.33	5.19	3.98
Years to Maturity	9.92	7.65	6.12	5.01	3.76
Years to Optional Termination
(3)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

Percent of Original Certificate Principal Balance Outstanding(1)

Class B-4 Certificates
Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
May 19, 2008	100	100	100	100	100
May 19, 2009	100	100	100	100	100
May 19, 2010	100	100	100	100	100
May 19, 2011	100	100	92	70	38
May 19, 2012	100	96	69	49	23
May 19, 2013	100	77	52	34	0
May 19, 2014	75	49	31	19	0
May 19, 2015	63	39	23	0	0
May 19, 2016	54	31	17	0	0
May 19, 2017	45	25	0	0	0
May 19, 2018	38	19	0	0	0
May 19, 2019	31	3	0	0	0
May 19, 2020	26	0	0	0	0
May 19, 2021	21	0	0	0	0
May 19, 2022	18	0	0	0	0
May 19, 2023	0	0	0	0	0
May 19, 2024	0	0	0	0	0
May 19, 2025	0	0	0	0	0
May 19, 2026	0	0	0	0	0
May 19, 2027	0	0	0	0	0
May 19, 2028	0	0	0	0	0
May 19, 2029	0	0	0	0	0
May 19, 2030	0	0	0	0	0
May 19, 2031	0	0	0	0	0
May 19, 2032	0	0	0	0	0
May 19, 2033	0	0	0	0	0
May 19, 2034	0	0	0	0	0
May 19, 2035	0	0	0	0	0
May 19, 2036	0	0	0	0	0
May 19, 2037	0	0	0	0	0

Weighted Average Life	10.12	7.81	6.25	5.13	3.94
Years to Maturity	9.92	7.64	6.12	5.01	3.76
Years to Optional Termination
(4)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

Percent of Original Certificate Principal Balance Outstanding(1)

Class B-5 Certificates
Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
May 19, 2008	100	100	100	100	100
May 19, 2009	100	100	100	100	100
May 19, 2010	100	100	100	100	100
May 19, 2011	100	100	92	70	38
May 19, 2012	100	96	69	49	23
May 19, 2013	100	77	52	34	0
May 19, 2014	75	49	31	11	0
May 19, 2015	63	39	23	0	0
May 19, 2016	54	31	1	0	0
May 19, 2017	45	25	0	0	0
May 19, 2018	38	12	0	0	0
May 19, 2019	31	0	0	0	0
May 19, 2020	26	0	0	0	0
May 19, 2021	21	0	0	0	0
May 19, 2022	2	0	0	0	0
May 19, 2023	0	0	0	0	0
May 19, 2024	0	0	0	0	0
May 19, 2025	0	0	0	0	0
May 19, 2026	0	0	0	0	0
May 19, 2027	0	0	0	0	0
May 19, 2028	0	0	0	0	0
May 19, 2029	0	0	0	0	0
May 19, 2030	0	0	0	0	0
May 19, 2031	0	0	0	0	0
May 19, 2032	0	0	0	0	0
May 19, 2033	0	0	0	0	0
May 19, 2034	0	0	0	0	0
May 19, 2035	0	0	0	0	0
May 19, 2036	0	0	0	0	0
May 19, 2037	0	0	0	0	0

Weighted Average Life	9.97	7.68	6.15	5.04	3.88
Years to Maturity	9.91	7.64	6.11	5.01	3.76
Years to Optional Termination
(5)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

Percent of Original Certificate Principal Balance Outstanding(1)

Class B-6 Certificates
Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
May 19, 2008	100	100	100	100	100
May 19, 2009	100	100	100	100	100
May 19, 2010	100	100	100	100	100
May 19, 2011	100	100	92	70	38
May 19, 2012	100	96	69	49	8
May 19, 2013	100	77	52	34	0
May 19, 2014	75	49	31	0	0
May 19, 2015	63	39	10	0	0
May 19, 2016	54	31	0	0	0
May 19, 2017	45	15	0	0	0
May 19, 2018	38	0	0	0	0
May 19, 2019	31	0	0	0	0
May 19, 2020	20	0	0	0	0
May 19, 2021	3	0	0	0	0
May 19, 2022	0	0	0	0	0
May 19, 2023	0	0	0	0	0
May 19, 2024	0	0	0	0	0
May 19, 2025	0	0	0	0	0
May 19, 2026	0	0	0	0	0
May 19, 2027	0	0	0	0	0
May 19, 2028	0	0	0	0	0
May 19, 2029	0	0	0	0	0
May 19, 2030	0	0	0	0	0
May 19, 2031	0	0	0	0	0
May 19, 2032	0	0	0	0	0
May 19, 2033	0	0	0	0	0
May 19, 2034	0	0	0	0	0
May 19, 2035	0	0	0	0	0
May 19, 2036	0	0	0	0	0
May 19, 2037	0	0	0	0	0

Weighted Average Life	9.70	7.48	5.97	4.90	3.75
Years to Maturity	9.70	7.48	5.97	4.90	3.72
Years to Optional Termination
(6)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

Percent of Original Certificate Principal Balance Outstanding(1)

Class B-7 Certificates
Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
May 19, 2008	100	100	100	100	100
May 19, 2009	100	100	100	100	100
May 19, 2010	100	100	100	100	100
May 19, 2011	100	100	92	70	38
May 19, 2012	100	96	69	49	0
May 19, 2013	100	77	52	33	0
May 19, 2014	75	49	17	0	0
May 19, 2015	63	39	0	0	0
May 19, 2016	54	16	0	0	0
May 19, 2017	45	0	0	0	0
May 19, 2018	38	0	0	0	0
May 19, 2019	17	0	0	0	0
May 19, 2020	0	0	0	0	0
May 19, 2021	0	0	0	0	0
May 19, 2022	0	0	0	0	0
May 19, 2023	0	0	0	0	0
May 19, 2024	0	0	0	0	0
May 19, 2025	0	0	0	0	0
May 19, 2026	0	0	0	0	0
May 19, 2027	0	0	0	0	0
May 19, 2028	0	0	0	0	0
May 19, 2029	0	0	0	0	0
May 19, 2030	0	0	0	0	0
May 19, 2031	0	0	0	0	0
May 19, 2032	0	0	0	0	0
May 19, 2033	0	0	0	0	0
May 19, 2034	0	0	0	0	0
May 19, 2035	0	0	0	0	0
May 19, 2036	0	0	0	0	0
May 19, 2037	0	0	0	0	0

Weighted Average Life	9.33	7.17	5.73	4.82	3.61
Years to Maturity	9.33	7.17	5.73	4.82	3.61
Years to Optional Termination
(7)  Rounded to the nearest whole percentage.

*Balance is greater than zero but less than 0.5%

HarborView Mortgage Loan Pass-Through Certificates

Series 2007-4

Exhibit A

Table of Contents

The Originator - Page 1

Paul Financial, LLC

The Servicer - Page 6

GMAC Mortgage, LLC

The Master Servicer and Securities Administrator - Page 10

Wells Fargo Bank, N.A.

The Custodian and Trustee - Page 11

Deutsche Bank National Trust Company

The Interest Rate Swap Provider - Page 12

[TBD]

THE ORIGINATOR

Paul Financial, LLC

Paul Financial, LLC is a Delaware limited liability company engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences. Mortgage loans are originated primarily through Paul Financial’s wholesale division, through a network of independent mortgage loan brokers approved by Paul Financial. In addition, Paul Financial may acquire mortgage loans from approved correspondent lenders under a program where Paul Financial delegates to the correspondent the obligation to underwrite the mortgage loans to Paul Financial standards.

The executive offices of Paul Financial are located at 1401 Los Gamos Drive, San Rafael, California 94903.

Paul Financial’s Underwriting Guidelines.

All of the mortgage loans sold to the Seller by Paul Financial (the “Paul Financial Mortgage Loans”) were originated generally in accordance with the underwriting criteria described in this section.

Paul Financial’s underwriting guidelines are applied to evaluate the applicant, the property and the applicant’s income, employment and credit history in the context of the loan program and documentation requirements. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to the guidelines may be acceptable if there are compensating factors.

An applicant’s creditworthiness is determined based on the borrower’s ability and willingness to repay the loan. The loan decision is based upon the applicant’s financial information, employment and income stability, credit history and collateral value.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. The data used by Paul Financial to complete the underwriting analysis may be obtained by a third party, generally a mortgage broker. In addition, for mortgage loans acquired from correspondent lenders, the underwriting of a mortgage loan may not have been reviewed by Paul Financial before acquisition of the mortgage loan. The correspondent represents that Paul Financial’s underwriting standards have been met. After purchasing mortgage loans under those circumstances, Paul Financial conducts a quality control review based on a variety of factors, including Paul Financial’s prior experience with the correspondent lender and the results of the quality control review process itself.

The Paul Financial Mortgage Loans have been underwritten under one of the following documentation programs:

Full/Alternative Documentation: The guidelines for this program require verification of employment, income and assets.

Reduced Documentation: The guidelines for this program do not require verification of income. Employment must be verified for 2 full years. Verbal verification of employment is required prior to closing. Assets are verified for reserves, closing costs and down payment. Ratios are calculated based on stated income.

Stated Income/Stated Asset Documentation: The guidelines for this program do not require verification of income or assets.

1

No Income Documentation: The guidelines for this program do not require disclosure or verification of income.

No Income/No Asset Documentation: The guidelines for this program do not require disclosure or verification of income or assets.

No Income/No Employment Documentation: The guidelines for this program do not require disclosure or verification of income or employment.

No Income/No Asset/ No Employment Documentation: The guidelines for this program do not require disclosure or verification of income or assets or employment.

For all wholesale mortgage loans originated by Paul Financial, Paul Financial obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. Adverse information in the credit report may require an explanation by the prospective borrower.

Each credit report provides up to three credit scores for each borrower. Statistical credit scores are designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. Credit scores range from approximately 350 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Most of the mortgage programs that Paul Financial offers have a minimum score “floor” of 640.

Paul Financial’s underwriting standards are applied by or on behalf of Paul Financial to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Except under the No Income programs, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. (If the prospective borrower has applied for a 2/6 Mortgage Loan, a 3/6 Mortgage Loan, a 5/6 Mortgage Loan, a 7/6 Mortgage Loan or a 10/6 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.) If the prospective borrower has applied for a negative amortization loan, the interest component of the monthly housing expense calculation is based upon the greater of 5.50% or the initial interest rate on the mortgage loan. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis, varies depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to Paul Financial’s underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

Except for certain negative amortization loan programs, Paul Financial may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to the following limitations: The loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the combined loan-to-value ratio may not exceed 100% at origination. Except as noted, Paul Financial’s underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Paul Financial, whether at origination of the mortgage loan or thereafter.

2

Paul Financial obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Paul Financial requires title insurance on all of its mortgage loans secured by first liens on real property. Paul Financial also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

The following are general descriptions with respect to the different documentation types offered by Paul Financial on its mortgage loan programs. Loan-to-value, cash-out and loan amount limitations may be affected by a number of factors, such as property type, number of units, credit score, combined loan-to-value, and purpose. As used in this free writing prospectus, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Paul Financial if the borrower retains an amount equal to or greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

Paul Financial’s Full/Alternative Documentation underwriting guidelines generally allow loan-to-value ratios at origination of up to 80% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $2,000,000, and up to 70% for mortgage loans with original principal balances of up to $2,500,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $1,500,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. The maximum “cash-out” amount permitted is $350,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the Reduced Documentation program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment. Generally, employment is verified by verbal verification. Paul Financial obtains from a prospective borrower either a verification of deposit or bank statements for a two-month period within 120 days of the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

Paul Financial’s Reduced Documentation underwriting guidelines generally allow loan-to-value ratios at origination of up to 80% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $1,000,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $2,000,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $2,500,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $1,500,000 and up to 65% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. The maximum “cash-out” amount permitted is $350,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

3

Under the Stated Income/Stated Asset documentation program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $1,000,000, and up to 65% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $400,000, and up to 70% loan-to-value for mortgage loans with original principal balances of up to $650,000. The maximum “cash-out” amount permitted is $250,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No Income Documentation program, no documentation relating to a prospective borrower’s income is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 75% loan-to-value for mortgage loans with original principal balances of up to $1,500,000, and up to 70% loan to value mortgage loans with original principal balances of up to $2,000,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 75% loan-to-value for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-out” amount permitted is $300,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No Income/No Employment Documentation program, no documentation relating to a prospective borrower’s income or employment is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000 up to 70% loan-to-value for mortgage loans with original principal balances of up to $1,000,000, and up to 65% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 70% for mortgage loans with original principal balances of up to $300,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $400,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $650,000 and up to 50% loan-to-value for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-out” amount permitted is $100,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

Under the No income/No Asset Documentation program, no documentation relating to a prospective borrower’s income or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $1,000,000, and up to 65% loan-to-value for mortgage loans with original principal balances of up to $2,000,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 70% for mortgage loans with original principal balances of up to $300,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $400,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $650,000 and up to 50% loan-to-value for mortgage loans with original principal balances of up to $1,000,000. The maximum “cash-out” amount permitted is $100,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

4

Under the No Income/No Asset/No Employment Documentation program, no documentation relating to a perspective borrower’s income, assets or employment is required and therefore debt to income ratios are not calculated or included in the underwriting analysis. This program permits maximum loan-to-value ratios up to 80% for mortgage loans with original principal balances of up to $650,000. For cash-out refinance mortgage loans, Paul Financial’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $650,000. The maximum “cash-out” amount permitted is $100,000 and is based in part on the original loan-to-value ratio of the related mortgage loan

Certain of the Paul Financial Mortgage Loans were originated under the Equity Advantage program. For the Equity Advantage loans originated by Paul Financial, the above-described parameters are modified as follows: the Equity Advantage product’s Full/Alternative Documentation and Reduced Documentation guidelines generally allow loan-to-value ratios at origination of up to 70% with original loan balances of up to $1,000,000. There is no differentiation between purchase transactions, rate-and-term refinances, or cash-out refinances. Under the No Income Documentation program, Paul Financial generally allows loan-to-value ratios at origination of up to 65% with original loan balances of up to $1,000,000 for purchase transactions, rate-and-term refinances, or cash-out refinances.

5

THE SERVICER

GMAC Mortgage, LLC

General. GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC (“GMAC”).

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities. GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

6

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage, LLC Primary Servicing Portfolio ($ in Millions)
	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans……………………	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans……….	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans…………………….	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans……….	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans……………………	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans……….	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans……………………	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans……….	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

7

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

8

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo”) will act as master servicer and securities administrator under the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

 Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo will act as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of each servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to the related servicer loan-level reports and reconciles any discrepancies with the related servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of a servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Under the terms of the pooling and servicing agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

9

THE CUSTODIAN AND TRUSTEE

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of certain of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders of the certificates or as custodian.

10

THE INTEREST RATE SWAP PROVIDER

[TBD]

11